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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


                               May 15, 1998
                               --------------
                Date of Report (date of earliest event reported)


                                  CASMYN CORP.
                                  ------------
             (Exact Name of Registrant as Specified in its Charter)




    Colorado                         0-14136                     84-0987840
------------------               ----------------              --------------
(State or other                  (Commission File              (IRS Employer
jurisdiction of                  Number)                       Identification
Incorporation)                                                 Number)



               1335 Greg Street, Unit #104, Sparks, Nevada 89431
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                    (Address of principal executive offices)



                             (702) 353-4650
                             --------------
                        (Registrant's telephone number,
                              including area code)

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ITEM 5.  OTHER EVENTS

          Casmyn Corp. (the "Company") has received sufficient votes from holders of the Company's Convertible Preferred Stock to approve the restructuring proposal announced on May 5, 1998 which would establish a fixed conversion price of $0.04 per Common Share, grant the Preferred Holders voting rights on an as converted basis subject to approval by the Company's Common Shareholders and permit the Company to redeem the Preferred Stock at specified prices. The proposal contemplated that two of the present members of the Board of Directors would resign upon approval by the Preferred Holders and the remaining two board members would elect three persons designated by the Preferred Shareholders as new directors. The Company has not yet received documentation from the Preferred Holders as to their designees. The fixed conversion price will remain in effect only if the holders of the Common Stock approve the change in voting rights and a reverse stock split.

          The Company also received a letter from NASDAQ stating that the Company's Common Stock will be delisted from the NASDAQ SmallCap Market effective with the close of business on May 25, 1998. The delisting letter referred to the prior issuances of Common Stock pursuant to the conversion of the Preferred Stock and the potential issuances pursuant to the restructuring which NASDAQ alleged to be excessive. The letter further referred to the restructuring of the Preferred Stock and change in the Board of Directors as allegedly being in violation of the voting rights policy of NASDAQ. The letter also pointed to the Company's lack of compliance with the requirements to maintain a $1.00 minimum bid price and the Company's failure to maintain a minimum of two active market makers. The Company has appealed the delisting and may seek further procedural remedies. In the event that the Company is not successful in maintaining its listing on the NASDAQ SmallCap Market, under the terms of the Preferred Stock Investment Agreements with the various holders of the Preferred Stock, the Company would be subject to a obligation to pay 3% of the purchase price of the shares held by an investor during any 30 day period in excess of 30 days that such shares are not listed on NASDAQ or a national exchange. If the Company's Common Shares are delisted, the Company will seek to obtain a waiver of such obligation from the Preferred Shareholders, although no assurance can be given that the Company will be able to obtain such waiver.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c) The following exhibit is filed herewith:

          99.1 Letter dated May 15, 1998 from the NASDAQ Stock Market, Inc.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CASMYN CORP.



                                                By /s/  Amyn Dahya
                                                   -------------------------
                                                   Amyn Dahya, President

Dated:  May 21, 1998

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